Exhibit 10.1

TWENTY FIRST MODIFICATION AGREEMENT

THIS TWENTY FIRST MODIFICATION AGREEMENT (the "Agreement") is made as of the 31st day of May, 2005, by and among E-LOAN, INC. (the "Borrower"), and GMAC Mortgage Corporation, a Pennsylvania corporation ("GMACM"), as successor to all rights, title, interest and obligations under that certain Master Warehouse Loan Purchase and Sale Agreement dated as of September 24, 2003 ("Purchase Agreement"), by and among GMACM and GMAC Bank, a federal savings bank (the "Lender").

BACKGROUND

The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of November 1, 2001, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

The Advances are evidenced by the Borrower's Fourth Amended and Restated Note, dated as of May 6, 2003 (the "Note") in the stated principal amount of $155,000,000 and secured by, among other things, a Warehouse Security Agreement dated as of November 1, 2001, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

Pursuant to the Purchase Agreement, GMACM is the successor of all rights, title, interest and obligations of Lender under the Warehouse Credit Agreement and Collateral Documents.

The Borrower has requested that GMACM make certain modifications to the terms of the Warehouse Credit Agreement, and GMACM has agreed to such modification, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

(a) The definition of "Commitment" contained in Section 1.01 of the Warehouse Credit Agreement shall be amended to read in full as follows:

""Commitment" shall mean the obligation of the Lender to make Advances in an aggregate principal amount outstanding at any time not to exceed $10,000,000, or such other amount as Lender, in its sole discretion, may determine from time to time."

(b) The definition of "Expiry Date " contained in Section 1.01 of the Warehouse Credit Agreement is revised as follows:

""Expiry Date" shall mean the earlier of (i) May 31, 2006, as such date may be extended upon mutual agreement between the Borrower and the Lender from time to time, and (ii) the date that is 120 days after the date on which the Lender shall have given the Borrower the notice referred to in Section 9.13 hereof."

(c) Section 2.01 of the Warehouse Credit Agreement is amended to read in full as follows:

"2.01 Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Eligible Nonconforming Mortgage Loans, Eligible HELOCs/Second Mortgage Loans or Liquid Assets as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (1) the aggregate principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, at such time, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment, (3) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 40% of the Commitment, (4) the aggregate principal amount of Advances outstanding at any time secured by Jumbo Loans shall not exceed 40% of the Commitment, (5) the aggregate principal amount of Advances outstanding at any time secured by Eligible Nonconforming Mortgage Loans shall not exceed $1,000,000 (the "Nonconforming Commitment"), (6) the aggregate principal amount of Advances outstanding at any time secured by Credit A- Loans shall not exceed 100% of the Nonconforming Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Credit B Loans shall not exceed 100% of the Nonconforming Commitment, (8) the aggregate principal amount of Advances outstanding at any time secured by Credit C Loans shall not exceed 40% of the Nonconforming Commitment, (9) the aggregate principal amount of Advances outstanding at any time secured by Credit D Loans shall not exceed 10% of the Nonconforming Commitment, and (10) the aggregate principal amount of Advances outstanding at any time secured by Eligible HELOCs and Second Mortgage Loans shall not exceed $1,000,000 (the "HELOC Commitment")."

(d) The first sentence of Section 3.01(c) of the Warehouse Credit Agreement is amended to read in full as follows:

"(c) The Borrower shall not pay the Lender a non-use fee (the "Non-Use Fee") with respect to each calendar month during the term of this Agreement."

(e) Sections 4.02(a) of the Warehouse Credit Agreement is amended to read in full as follows:

"(a) if on any date the aggregate principal amount of Advances outstanding (after giving effect to all other repayments thereof on such date) exceeds the lesser of (x) the Commitment or (y) the Borrowing Base as then in effect, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to such excess;"

(f) Section 4.03(a) of the Warehouse Credit Agreement is amended to read in full as follows:

"(a) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon the Borrower's request therefor accompanied by (1) a prepayment by the Borrower of Advances in an amount sufficient to cause the amount of Advances outstanding to be less than or equal to the Borrowing Base (calculated without reference to any Collateral which the Borrower requests to be released from the Lien granted pursuant to the Warehouse Security Agreement and (2) a deposit by Borrower of such amount as the Lender shall designate as a reserve for application to any fees, accrued interest or breakage costs payable with respect to the calendar month in which such prepayment occurs, the Lender shall, within one Business Day after the later of the receipt of such request or such prepayment and deposit, release from the Lien granted pursuant to the Warehouse Security Agreement and deliver to the Borrower in accordance with the terms of the Warehouse Security Agreement (i) the Collateral corresponding to such Mortgage Loan(s) or Mortgage-backed Security(ies) and (ii) the Collateral Documents pertaining thereto."

(g) Section 4.04(c) of the Warehouse Credit Agreement is amended to read in full as follows:

"(c) The Borrower shall make a deposit in immediately available funds into the Warehouse Payment Account by 4:00 p.m. (New York City time) on the Business Day on which the release of the Lender's security interest in such Mortgage Loan or Mortgage-backed Securities is scheduled to occur pursuant to the purchase by an Investor under a Purchase Commitment, in an amount equal to the amount by which the aggregate amount of Advances outstanding exceeds the Borrowing Base (calculated without reference to any such Mortgage Loan or Mortgage-backed Security)."

(h) Section 8.09 of the Warehouse Credit Agreement is amended to read in full as follows:

"8.09 Minimum Adjusted Tangible Net Worth. The Borrower will not permit its Adjusted Tangible Net Worth at any time during any fiscal year to be less than $60,000,000."

2. Warehouse Security Agreement. Section 4(a) of the Warehouse Security Agreement is amended to read in full as follows:

"(a) So long as no Default or Event of Default has occurred and is continuing or would result therefrom, upon the Assignor's request therefor and (1) a prepayment by the Assignor of Advances in an amount sufficient to cause the amount of Advances outstanding to be less than or equal to the Borrowing Base (calculated without reference to any Collateral which the Assignor requests to be released from the Lien granted pursuant hereto) and (2) a deposit by the Assignor of such amount as the Lender shall designate as a reserve for application to any fees, accrued interest or breakage costs payable under the Warehouse Credit Agreement with respect to the calendar month in which such repayment occurs, the Lender shall, within one Business Day after the later of the receipt of such request or such prepayment and deposit, release from the Lien granted pursuant hereto and deliver to the Assignor (i) the Collateral corresponding to such Mortgage Loan(s) or Mortgage-backed Security(ies) and (ii) the Collateral Documents pertaining thereto."

3. References to Credit Documents. Upon the effectiveness of this Agreement:

(a) Each reference in the Warehouse Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Restated Note and the Warehouse Security Agreement to the Warehouse Credit Agreement, shall mean and be a reference to the Warehouse Credit Agreement as amended hereby;

(b) Each reference in the Warehouse Credit Agreement and the Warehouse Security Agreement to the Note shall mean and be a reference to the Restated Note; and

(c) Each reference in the Warehouse Credit Agreement and the Note to the Warehouse Security Agreement shall mean and be a reference to the Warehouse Security Agreement as amended hereby.

4. Ratification of Documents.

(a) Except as specifically amended herein or amended and restated in the Restated Note, the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement shall remain unaltered and in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement and the Restated Note shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement nor constitute a waiver of any default or Event of Default under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement.

5. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

6. Miscellaneous.

(a) This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to principles of conflicts of laws and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) This Agreement is intended to take effect as a document under seal.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

E- LOAN, INC.	Attorney-In -Fact for GMAC MORTGAGE CORPORATION
By:__/s/_________________________________	By:__/s/_________________________________ Name: John Doulong Title: Vice President of GMAC Bank